SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, For Use of Commission Only (as permitted by Rule
        14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240, 14a-11(c) or 240, 14a-12

                           SPECIAL METALS CORPORATION
                  (Name of Registrant Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee:  (Check the appropriate box)

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)      Title of each class of securities to which transaction applies:
2)      Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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5)      Total fee paid:

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)      Amount Previously Paid:
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4)      Date Filed:

                           SPECIAL METALS CORPORATION
                           4317 Middle Settlement Road
                          New Hartford, New York 13413

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  MAY 19, 2000

TO OUR STOCKHOLDERS:

        The Annual Meeting of the stockholders of Special Metals Corporation, a Delaware corporation (the "Company"), will be held at the Radisson Hotel-Utica Centre, 200 Genesee Street, Utica, NY 13502 at 11:00 a.m., May 19, 2000 to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

        1. To elect three directors each to serve as a Class III Director for the ensuing three years and until their successors are duly elected and qualified.

        2. To approve an amendment to the Company's 1997 Long-Term Stock Incentive Plan increasing the number of shares of common stock issuable thereunder to 2,050,000.

        3. To ratify the appointment of Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 2000.

        4. To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on April 10, 2000 as the record date for determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote.

        TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

        If you plan to attend the Annual Meeting in person, we would appreciate your noting that intention at the appropriate place on the enclosed proxy card.

                                            By Order of the Board of Directors,

                                            Robert F. Dropkin
                                            Secretary

New Hartford, New York
April 26, 2000

                           SPECIAL METALS CORPORATION
                           4317 Middle Settlement Road
                          New Hartford, New York 13413

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           MEETING DATE: MAY 19, 2000


        This Proxy Statement is being sent on or about April 26, 2000 in connection with the solicitation of proxies by the Board of Directors of Special Metals Corporation, a Delaware corporation (the "Company" or "Special Metals"). The proxies are for use at the 2000 Annual Meeting of the Stockholders of the Company (the "Annual Meeting"), which will be held at the Radisson Hotel-Utica Centre, 200 Genesee Street, Utica, NY 13502, on May 19, 2000, at 11:00 a.m., and at any meetings held upon adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on April 10, 2000 (the "Record Date"). Only holders of record of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any meetings held upon adjournment thereof. A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination during normal business hours by any Company stockholder, for purposes related to the Annual Meeting, for a period of ten days prior to the Annual Meeting, at the Company's offices.

        A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any stockholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for (i) the nominees for election as directors as set forth in this Proxy Statement, (ii) the approval of the amendment to the Company's 1997 Long-Term Stock Incentive Plan, (iii) the ratification of the appointment of Ernst & Young LLP as independent accountants for the Company and (iv) with regard to all other matters which may properly come before the Annual Meeting, for or against such matters as recommended by the Board of Directors, in its discretion.

                                VOTING SECURITIES

        As of the Record Date, there were 15,479,000 shares of Common Stock issued and outstanding. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote. Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. No other outstanding securities of the Company are entitled to vote as of the Record Date. As of the record date, there were 1,940,000 shares of Series A Convertible Preferred Stock (the "Convertible Preferred Stock") outstanding. The holders of Convertible Preferred Stock are not entitled to notice of, nor are they entitled to vote at, the Annual Meeting. Each director will be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. The amendment to the Company's 1997 Long-Term Stock Incentive Plan and the ratification of the appointment of the independent accountants must each be approved by a majority vote of the stockholders present in person or represented by proxy at the Annual Meeting.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 1, 2000, with respect to beneficial ownership of shares of Common Stock by (a) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (b) each of the Company's directors, (c) the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company for the fiscal year ended December 31, 1999, and (d) all persons serving as executive officers and directors of the Company as of April 1, 2000 as a group.

        Unless otherwise indicated in the table below, the address of each beneficial owner is in care of Special Metals Corporation, 4317 Middle Settlement Road, New Hartford, New York 13413. With respect to beneficial owners of 5% or more of the shares of Common Stock, the following information is based on a review, as of April 1, 2000, by the Company of statements filed with the Securities and Exchange Commission under Sections 13(d) and 13(g) of the Exchange Act. To the best knowledge of the Company, except as set forth above, no person beneficially owns more than 5% of the outstanding Common Stock.

        Unless otherwise indicated in the table below, each person listed below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person except, in the case of SIMA, LWH and AMI (the "Principal Stockholders"), to the extent voting power is shared pursuant to the Stockholders Agreement and the Voting Agreement, both of which are described after the table.

                                                          Shares of Common Stock
                                                            Beneficially Owned
                                                            ------------------
                                                                         Percent
                                                                Number     of
                  Names and Addresses                          of Shares  Class
                  -------------------                          ---------  -----
Societe Industrielle de Materiaux Avances ("SIMA")(1)(2)...... 5,952,000   38.5%
TIMET Finance Management Company ("TFMC")(2)(3)(4)............ 4,848,484   23.9%
LWH Holding S.A. ("LWH")(2)(5)................................ 3,580,500   23.1%
Advanced Materials Investments Holdings, S.A. ("AMI")(2)(6)... 2,092,500   13.5%
Inco Ltd. ("Inco")(4)(7)...................................... 1,030,303    6.2%
Royce & Associates, Inc. ("Royce")(8).........................   843,700    5.5%
Donald R. Muzyka(9)(10).......................................    59,930    *
T. Grant John(9)..............................................    42,344    *
Donald C. Darling(9)..........................................    29,230    *
Robert F. Dropkin(9)..........................................    24,730    *
Robert D. Halverstadt(9)......................................    24,375    *
Antoine G. Treuille(9)........................................    17,875    *
Raymond F. Decker(9)..........................................     9,150    *
Andrew R. Dixey...............................................        --    --
Edouard Duval(1)..............................................        --    --
J. Landis Martin(3)...........................................        --    --
David W. Ohl..................................................        --    --
All Directors and Executive Officers as a Group (15 persons)..   264,829   1.69%

----------------------

*    Less than 1%

(1) SIMA's address is 41, Rue de Villiers, BP120, 92202 Neuilly-Sur-Seine, Cedex, France. The common equity of SIMA is currently beneficially owned by ERAMET, a French mining and metallurgical group. Edouard Duval, a director of the Company, is a Directeur General of SIMA, has a minority equity interest in ERAMET and is a director of ERAMET. Mr. Duval's address is in care of SIMA.

(2) The Company, SIMA, AMI and LWH have entered into the Stockholders Agreement, which provides for certain voting rights, nominating rights and transfer restrictions. TFMC, Titanium Metals Corporation ("TMC"), SIMA, AMI and LWH are parties to the Voting Agreement which provides that SIMA, AMI and LWH will vote in favor of directors nominated by TFMC. The Stockholders Agreement and the Voting Agreement are described following this table. Each entity has sole voting and investment power with respect to their shares of Common Stock except to the extent voting power is shared pursuant to the Stockholders Agreement and the Voting Agreement.

(3) The following information was furnished to the Company by TMC. TFMC's address is 300 Delaware Avenue, 9th floor, Wilmington, Delaware 19801. TMC is the direct holder of 100% of the outstanding shares of TFMC and may be deemed to control TFMC. Tremont Corporation and certain other entities related to Mr. Harold C. Simmons hold, in the aggregate, approximately 47.6% of the outstanding common stock of TMC. By virtue of such relationships, Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the shares of Convertible Preferred Stock beneficially owned by TFMC. However, Mr. Simmons disclaims beneficial ownership of the shares of Convertible Preferred Stock beneficially owned, directly or indirectly, by any of such entities. J. Landis Martin, a nominee for election as a director, is the Chairman, President and a director of TMC. Mr. Martin is also Chairman, Chief Executive Officer, President and a director of Tremont and Chief Executive Officer, President and a director of NL Industries, Inc., one of the Simmons-related entities referred to above.

(4) Includes shares of Common Stock issuable upon conversion of the Company's outstanding Convertible Preferred Stock. The Convertible Preferred Stock is convertible at the election of the holder into the number of shares of Common Stock shown for each of TFMC and Inco. Holders of shares of Convertible Preferred Stock are not entitled to vote at the Annual Meeting.

     If TFMC and Inco were to convert all of the Shares of Convertible Preferred Stock owned by them into Common Stock, the percentage of the Common Stock beneficially owned by SIMA, TFMC, LWH, AMI and Inco would be 27.9%, 22.7%, 16.8%, 9.8% and 4.8%, respectively.

(5) LWH's address is Boulevard Royal 3, L-2449 Luxembourg. Carlos Luis Landin beneficially owns 100% of the capital stock of LWH and may be deemed to beneficially own the shares of Common Stock owned of record by LWH. Mr. Landin's address is in care of LWH.

(6) AMI's address is 3A Rue Guillaume Kroll, L-1882 Luxembourg. Jean Chauveau beneficially owns 100% of the capital stock of AMI and may be deemed to beneficially own the shares of Common Stock owned of record by AMI. Mr. Chauveau's address is in care of AMI.

(7) Inco's address is 145 King Street West, Suite 1500, Toronto, Ontario M5H 4B7, Canada.

(8) Charles M. Royce may be deemed to be a controlling person of Royce, and as such may be deemed to beneficially own the shares of Common Stock beneficially owned by Royce. Mr. Royce disclaims beneficial ownership of the shares held by Royce. Royce's address is 1414 Avenue of the Americas, New York, New York 10019.

(9) In the case of Dr. Muzyka, Dr. John, Mr. Darling, Mr. Dropkin, Mr. Halverstadt, Mr. Treuille and Dr. Decker, includes 48,130, 25,344, 24,230, 24,230, 16,875, 16,875 and 3,750 shares of Common Stock, respectively, issuable upon exercise of currently exercisable options.

(10) Dr. Muzyka shares voting and investment power with respect to 400 shares of Common Stock with members of his family.


Stockholders Agreement

        The Principal Stockholders and the Company are parties to a Stockholders Agreement (the "Stockholders Agreement"). Under the Stockholders Agreement, the Company has agreed to nominate a number of persons designated by the Principal Stockholders for election as directors, based on the portion of the aggregate Common Stock owned by the Principal Stockholders.

        In addition, the Principal Stockholders have agreed, in connection with a vote relating to any matter other than the election of directors, to vote all shares of Common Stock beneficially owned by them (the "Principal Shareholder Shares") unanimously as a group in accordance with the instructions of the holders of a majority of the

Principal Stockholder Shares (the "Majority Stockholders"). In the case of a vote for the election of directors, the Principal Stockholders have agreed to vote the Principal Stockholder Shares (a) in accordance with the instructions of the Majority Stockholders as to that number of directors equal to the maximum number of directors that is less than 50% of the directors then in office and
(b) in accordance with the instructions of the Supermajority Stockholders (defined below) as to all other directors. If the Supermajority Stockholders are unable to agree as to any such vote, each Stockholder shall be entitled to vote its shares with respect to such vote in its discretion. "Supermajority Stockholders" means the Stockholders who hold a number of shares of common stock at least equal to one plus the number of shares of common stock beneficially owned by SIMA; provided that if such Shares do not equal 50% of the voting shares of the Corporation's capital stock entitled to vote for directors ("Voting Shares"), Supermajority Stockholders shall mean the Majority Stockholders. At such time as the Principal Stockholders no longer hold 50% of the outstanding Voting Shares, all Principal Stockholder Shares shall be voted unanimously as a group in accordance with the instructions of the Majority Stockholders, including with respect to the election of directors.

        Based on the present board size of nine, the Principal Stockholders are able to designate six nominees for election to the Board of Directors of the Company. The Company has agreed to use its best efforts to cause the election of such nominees. If a director who is designated by the Principal Stockholders resigns, is removed or dies, the Company has agreed to elect another director designated by the Principal Stockholders to the extent that the Principal Stockholders are entitled to designate such director according to the procedures described above.

        The Stockholders Agreement also contains transfer restrictions relating to the Principal Stockholder Shares. A Principal Stockholder may not sell its shares of Common Stock unless it first offers such shares to one or both of the other Principal Stockholders at a price equal to the lower of (i) the proposed sale price and (ii) the average sales price of the Common Stock over the 20-trading-day period prior to the exercise date of the right of first refusal. Under the Stockholders Agreement, each of the Principal Stockholders and the Company has agreed not to hire any employee of any other party to the Stockholders Agreement without the prior consent of such other party. The Stockholders Agreement will terminate when the Principal Stockholders beneficially own, in the aggregate, less than 10% of the outstanding Common Stock of the Company.

Voting Agreement

        On October 28, 1998 the Principal Stockholders entered into a Voting Agreement (the "Voting Agreement") with TFMC and TMC. Pursuant to the Voting Agreement, the Stockholders agreed to vote all of the Common Stock beneficially owned by them in favor of the election of persons nominated as directors by TFMC in accordance with the Investment Agreement among the Company, TFMC and TMC (the "Timet Investment Agreement") and, if applicable, the Certificate of Designation for the Convertible Preferred Stock.

                              ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of nine members and is divided into three classes (each a "Class") serving staggered terms. One seat on the Board of Directors is currently vacant. At the Annual Meeting, the stockholders will elect three Class III Directors for a term of three years expiring at the first annual meeting of the Company's stockholders following the end of the Company's fiscal year ending December 31, 2002 and until their respective successors shall have been duly elected and qualified. The term of the Class I Directors expires at the first annual meeting of the Company's stockholders following the end of the Company's fiscal year ending December 31, 2000, and the term of the Class II Directors expires at the first annual meeting of the Company's stockholders following the end of the Company's fiscal year ending December 31, 2001, at which times Directors of the appropriate Class will be elected for three-year terms. Mr. Duval and Dr. Muzyka presently serve as Directors of the Company. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted "FOR" the election as Class III Directors of J. Landis Martin, Edouard Duval and Donald R. Muzyka. The Class III Directors will be elected by a plurality of the votes cast. In the event that any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

        Biographical information follows for each person nominated and each Director whose term of office continues after the meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW. UNLESS OTHERWISE INSTRUCTED, SIGNED PROXIES THAT ARE RETURNED IN A TIMELY MANNER WILL BE VOTED IN FAVOR OF SUCH NOMINEES.

NOMINEES

        Mr. Edouard Duval has been a director of the Company since 1987. He is a Directeur General of Aubert & Duval, a French steel and alloy producer, and SIMA, a holding company which controls Aubert & Duval and other industrial firms. He is also a director of ERAMET. Mr. Duval has more than 20 years experience with Aubert & Duval and SIMA in the marketing, sale and management of superalloy and special metallurgical products for both aerospace and industrial applications.

        Mr. J. Landis Martin, has been Chairman and a director of TMC, an integrated producer of titanium, since 1995 and President since January 2000 and previously from 1995 to 1996. Mr. Martin has served as President and Chief Executive Officer of NL Industries, Inc. ("NL"), a manufacturer of titanium dioxide, since 1987, and as a director of NL since 1986. Mr. Martin has served as Chairman of Tremont Corporation ("Tremont") a holding company operating through its affiliates, TMC and NL, since 1990, as Chief Executive Officer and a director of Tremont since 1988 and as President of Tremont since 1987 (except for a period in 1990). Mr. Martin is also a director of Halliburton Company, which is engaged in the petroleum services, hydrocarbon and engineering industries, Apartment Investment and Management Company, a real estate investment trust, and Crown Castle International Corporation, a telecommunications company.

         Dr. Donald R. Muzyka has been President and a director of Special Metals since joining the Company in 1990. He was appointed Chief Executive Officer in October 1996. Before joining the Company, Dr. Muzyka held several executive positions serving the aerospace and high-performance metals industries. He has almost 40 years of metals-related experience, including service with Cabot Corporation, Carpenter Technology Corporation ("Cartech"), and the Pratt & Whitney Division of United Technologies Corporation. Dr. Muzyka holds several degrees, including a Ph.D. in Materials Science from the Thayer School of Engineering-Dartmouth College. Dr. Muzyka is also a director of Aviall, Inc., an aviation parts and supplies distributor, and CSM Industries, Inc., a metals company.

MANAGEMENT

Executive Officers and Directors

         The following persons are the executive officers and directors of the Company as of the Record Date.


                Name                 Age                    Position
                ----                 ---                    --------
Donald R. Muzyka....................  61   President, Chief Executive Officer and Director
T. Grant John.......................  61   Executive Vice President, Chief Operating Officer
Teresa A. Daniel....................  42   Vice President and Chief Human Resources Officer

                                                                               7

                Name                 Age                    Position
                ----                 ---                    --------
Donald C. Darling...................  48   Vice President-Administration, Chief Financial Officer and Director
Robert F. Dropkin...................  59   Vice President, Secretary, Chief Legal Counsel and Director
Ronald M. Haeberle, Jr..............  55   Vice President-Specialty Businesses and Director-Strategic Planning
Gernant E. Maurer...................  50   Vice President-Technology
Thomas E. MacDonald.................  57   Vice President-Commercial
Frederick A. Schweizer..............  50   Vice President-Operations
Robert D. Halverstadt...............  80   Chairman of the Board of Directors
Raymond F. Decker...................  69   Director
Andrew R. Dixey.....................  50   Director
Edouard Duval.......................  55   Director
J. Landis Martin....................  54   Director nominee
Antoine G. Treuille.................  51   Director

        Set forth below are biographies of executive officers and directors of the Company other than those nominated for election as director at the Annual Meeting.

        Ms. Teresa A. Daniel was appointed Vice President and Chief Human Resources Officer in January 2000. Before joining the Company, she was the Managing Partner of InsideOut HR Solutions PLLC, an independent human resources and employment law consulting firm. Prior to that, she spent 15 years with Ashland Inc. and its subsidiaries during which time she served as Vice President, Human Resources for several Ashland operating subsidiaries. Ms. Daniel holds a J.D. degree from the Salmon P. Chase College of Law.

        Mr. Donald C. Darling is a Class I director and has been Vice President--Administration and Chief Financial Officer of the Company since September, 1993 and has served as Vice President and Chief Financial Officer of the Company since 1989. He joined Specials Metals in 1980, serving in supervisory, financial planning, and strategic management positions. He has over 23 years of metals- related experience and holds degrees in Business Management, including a Masters in Accounting, from the School of Management-SUNY/Binghamton. Mr. Darling has been a director of the Company since 1991.

        Dr. Raymond F. Decker is a Class I director and has served as a director of the Company since 1990. He is founder of USP Holdings, Inc. and Thixomat, Inc., companies that commercialize materials technology, and has been the Chairman of the Board of such companies since 1989. Dr. Decker was Vice President of Research for Michigan Technological University from 1982 to 1986 and Vice President of Corporate Technology for Inco, Ltd. from 1978 to 1982. He was President of ASM International, the largest technical society for metals, in 1987. Dr. Decker holds a Ph.D. from the University of Michigan and has specialized in superalloys for almost 50 years. Dr. Decker is also a director of Lindberg Corporation, a heat treating company, and is an Adjunct Professor at the University of Michigan.

        Mr. Andrew R. Dixey, currently a Class III director, has been a director of the Company since 1998. He served as President, Chief Operating Officer and a director of TMC from 1996 to 1999. Prior to that, Mr. Dixey was, from 1995, Managing Director of IMI Titanium Ltd. ("IMI Titanium"), where he had responsibility for the titanium interests of IMI Titanium in both Europe and North America. During 1995, Mr. Dixey was Chief Executive Officer of Helix plc, which is engaged in the scholastic supplies business, and from 1971 to 1994,

Mr. Dixey held various executive positions in the GKN plc Group of companies, a manufacturer of automobile components.

        Mr. Robert F. Dropkin is a Class I director and has served as Vice President and Chief Legal Counsel of the Company since 1985 and its Secretary since 1987. He joined Special Metals in 1984. Prior to that, he held various legal positions with Cabot Corporation and Allegheny Ludlum Industries and has over 32 years of metals-related experience. Mr. Dropkin holds a Metallurgical Engineering degree and a J.D. degree from George Washington University. Mr. Dropkin has been a director of the Company since 1987.

        Mr. Robert D. Halverstadt is a Class II director and has been a member of the Board of Directors and its Chairman since 1987. He served as President of the Company from 1974 to 1982. Prior to that, he was Group Vice President of the Product and Process Group at Booz Allen and Hamilton with responsibility for its contract research and engineering businesses, including Foster D. Snell, Inc., the biological and chemical company, Design and Development, Inc., the electro-mechanical engineering company, and the Environmental Resources Group. Earlier he was Manager of the Thomson Engineering Laboratory at General Electric Company in Lynn, Massachusetts, responsible for materials development and application in the General Electric line of small gas turbine engines. He holds a degree from Case Institute of Technology and is a director of Carus Corporation, a manufacturer of manganese-based chemicals.

        Mr. Ronald M. Haeberle, Jr. was appointed Vice President-Specialty Businesses and Director-Strategic Planning in March 2000. Mr. Haeberle joined Inco Alloys International in 1968 as an Associate Metallurgist and held a number of positions in the Technology group. During the past ten years, he has served as Business Planning Manager, Director-Technology and General Manager-Subsidiary Businesses.

        Dr. T. Grant John became Executive Vice President and Chief Operating Officer in April 1999. Before then, he served as a Senior Vice President of Lukens, Inc. responsible for strategic planning and commercial activities. He was President and Chief Operating Officer of Washington Steel Corporation from 1993 until 1995 when it was integrated into its parent company. He has over 30 years experience in the stainless, titanium and other specialty steel and metals business and holds a Ph.D. in Metallurgical Engineering from the University of British Columbia.

        Mr. Thomas E. MacDonald was appointed Vice President-Commercial in April 2000. He was previously Vice President and Director of Product Management since 1998. Before then, he was Vice President--Sales/Marketing and Product Management since joining the Company in 1991. Prior to that, he was Vice President of Market Development with Slater Steel Corporation and held positions with Carpenter Technology Corporation and LTV Steel Company, Inc., a subsidiary of the LTV Corporation. He has over 30 years of metals-related experience and holds a degree in Metallurgical Engineering, with a Masters in Business Administration, from the University of Michigan.

        Dr. Gernant E. Maurer has been Vice President--Technology since 1987 and has served in several management positions, including Director of Technology, since joining Special Metals in 1976. He has over 25 years of metals-related experience and holds several degrees, including a Ph.D. in Materials Engineering from Rensselaer Polytechnic Institute.

        Mr. Frederick A. Schweizer was appointed Vice President of Operations in October 1998. Prior to that, he served as the Company's Director of Metallurgy and Quality since 1992. He joined Special Metals in 1984 and has held various management positions in Research & Development, Process & Product Metallurgy, and Sales & Marketing. He has over 25 years of aerospace materials experience including having worked at Pratt & Whitney Aircraft, Allied Signal and Solar Turbines before joining the Company.

        Mr. Antoine G. Treuille is a Class II director and has been a director of the Company since 1987. He has been a Managing Partner of Mercantile Capital Partners, a private equity investment fund, since 1999. He was previously a Managing Director of Financo, Inc., an investment banking firm, from 1998 to 1999 and has been President of Charter Pacific Corporation, a financial services company, since 1996. From 1993 to 1996, he was a Senior Vice President of Desai Capital Management, Inc., an investment management company, and, from 1985 to 1993, he was an Executive Vice President at Entrecanales Inc., a private investment company. He currently serves as a director of Eye Care Center of America, Inc. and ERAMET.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to the fiscal year ended December 31, 1999 and upon written representations from persons known to the Company to be subject to Section 16 of the Exchange Act (a "reporting person"), no reporting person did not file when due reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1999.

Compensation of Members of the Board of Directors

        For serving as a director of the Company, non-employee directors other than Mr. Duval receive a $14,000 annual fee plus $1,000 for each meeting of the Board of Directors or committee of the Board of Directors that they attend.

        The Company has consulting agreements with Mr. Treuille for financial services advice, with Dr. Decker for technical advice and with Mr. Halverstadt and a sole proprietorship of Mr. Halverstadt. See "Executive
Compensation--Compensation Committee Interlocks and Insider
Participation--Consulting Arrangements" and "Certain Transactions--Consulting Arrangements."

Meetings and Committees

        The Company has an Audit Committee and a Compensation Committee. There is no standing nominating committee.

        The Audit Committee, currently comprised of Dr. Decker, Mr. Dixey and Mr. Treuille, oversees the Company's independent public accountants and, together with the Company's independent public accountants, reviews the Company's accounting practices, internal accounting controls and financial results. The Compensation Committee, currently comprised of Mr. Halverstadt and Mr. Duval, establishes salaries, incentives, and other forms of compensation for the Company's directors and officers and recommends policies relating to the Company's benefit plans.

        During the fiscal year ended December 31, 1999, the Board of Directors met ten times and took action by unanimous written consent 20 times. The Compensation Committee met four times and the Audit Committee met three times during 1999. Each Director attended at least 75% of the meetings of the Board and all of the meetings held by the committees on which he served.

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company

(collectively, the "Named Executive Officers") for the fiscal years ended December 31, 1997, 1998 and 1999. The principal components of such individuals' current cash compensation are the annual base salary and annual bonus included in the Summary Compensation Table. Also described below is the estimated future compensation such individuals can receive under the Company's retirement plans.

                           Summary Compensation Table

                                         Annual Compensation     Long term Compensation Awards
                                         -------------------     -----------------------------
                                                                  Restricted  Securities
                                                                    Stock     Underlying             All Other
                                                                  Awards ($)   Options     LTIP      Compensa-
Name and Principal Position   Year   Salary ($)   Bonus ($) (1)      (2)         (#)      Payouts   tion ($) (3)
---------------------------   ----   ----------   -------------   ----------  ----------  -------   ------------
Donald R. Muzyka...........   1999    305,000         14,874            --      20,000    192,500       7,800
  President and Chief         1998    233,955        203,700            --      24,000         --       7,692
  Executive Officer           1997    219,996        130,900        36,000      45,000         --       6,344

T. Grant John (4)..........   1999    194,791             --       110,000      40,000         --     146,947
  Executive Vice President
  and Chief Operating
  Officer

Donald C. Darling..........   1999    160,000          7,803            --       9,000         --      11,713
  Vice President-             1998    126,333        109,400            --      12,500         --       6,777
  Administration              1997    120,000         67,200        36,000      22,500         --       6,503
  and Chief Financial
  Officer

Robert F. Dropkin..........   1999    175,000         33,730            --       9,000         --       8,684
  Vice President, Secretary   1998    123,878        110,200            --      12,500         --       8,853
  and Chief Legal Counsel     1997    116,424         72,992            --      22,500         --       5,373

David W. Ohl (5)...........   1999    185,000             --            --       9,000         --      70,758
  Vice President-Commercial

------------
(1) Includes discretionary bonuses earned by the Named Executive Officers and amounts earned pursuant to the Company's 1997, 1998 and 1999 Profit Sharing Plans. No discretionary bonuses were earned in 1999. All salaried employees in the Company's Premium Alloys Division (which is comprised of the Company's businesses prior to the acquisition of Inco Alloys International) were eligible to participate in the Company's 1997, 1998 and 1999 Profit Sharing Plans. The plans provided for a profit sharing pool based on the division's financial performance. The profit sharing pool was divided among participants based on the midpoint of their salary grade. Also includes for Dr. Muzyka and Messrs. Dropkin and Darling, $100,000, $52,000 and $54,000, respectively, for 1998 special bonuses, one half of which was paid in 1999 and one half of which has been deferred.

(2) Dr. Muzyka and Mr. Darling each received an award of 2,000 shares of restricted stock on July 24, 1997. The value of each award was $36,000 based on a closing stock price of $18.00 on that date. Dr. John received an award of 20,465 shares of restricted stock on April 16, 1999. The value of the award is based on a closing stock price of $5.375 on that date. One-half of Dr. John's restricted stock vests over time and the other half vests based upon the achievement of performance goals. The time vested portion vests in one-third portions on each of April 19, 2000, 2001 and 2002. The performance-based portion vested with respect to 8,600 shares on April 16, 2000.

(3) Includes for Drs. Muzyka and John and Messrs. Darling, Dropkin and Ohl, $5,000, $5,000, $5,000, $5,000 and $10,051, respectively, for 1999, $5,000, zero, $5,000, $5,000 and zero, respectively, for 1998 and $4,750, zero, $4,750, $4,750 and zero, respectively, for 1997 in Company match under defined contribution plans established under section 401(k) of the Internal Revenue Code. Includes for Drs. Muzyka and John and Messrs. Darling, Dropkin and Ohl, $2,800, $1,549, $290, $829 and $9,995, respectively, for
     1999, $2,692, zero, $277, $692 and zero, respectively, for 1998 and $1,594, zero, $253, $623 and zero, respectively, for 1997 for the value of premiums paid for group term life policies in excess of $50,000. Also includes for Dr. John $133,648 for 1999 in relocation allowance.

(4)  Dr. John commenced employment with the Company on April 19, 1999.

(5) Mr. Ohl commenced employment with the Company in November, 1998 and retired effective January 1, 2000.

        The following table provides certain summary information concerning individual grants of stock options made to each of the Named Executive Officers during the fiscal year ended December 31, 1999.

                        Option Grants in Last Fiscal Year

                                         Individual Grants                          Potential Realizable
                      -------------------------------------------------------         Value at Assumed
                                      % of Total                                       Annual Rates of
                       Number of        Options                                         Stock Price
                       Securities       Granted                                      Appreciation for
                       Underlying    to Employees   Exercise or                        Option Term (1)
                        Options           in        Base Price     Expiration    ------------------------
      Name            Granted (#)    Fiscal Year    ($/share)         Date           5%            10%
-------------------   -----------    -----------    -----------    ----------    ----------    ----------
Donald R. Muzyka...        20,000         5.8%         $5.59           (2)          $70,310      $178,180
T. Grant John......        40,000        11.6           5.38           (3)          135,212       342,655
Donald C. Darling..         9,000         2.6           5.59           (2)           31,640        80,181
Robert F. Dropkin..         9,000         2.6           5.59           (2)           31,640        80,181
David W. Ohl.......         9,000         2.6           5.59           (2)           31,640        80,181

-----------
(1) Based on hypothetical appreciation of the Common Stock at the indicated compound annual rate from the date of grant until expiration of the respective option.

(2) The options vest, with certain exceptions based on continued employment by the Company, in three equal installments on July 1, 2000, 2001 and 2002. The options expire on July 1, 2009.

(3) The options vest, with certain exceptions based on continued employment by the Company, in three equal installments on April 16, 2000, 2001 and 2002. The options expire on April 16, 2009.

        The following table sets forth information concerning the value of unexercised options as of December 31, 1999 held by the Named Executive Officers.

                 Aggregated Option Exercises in Last Fiscal Year
                        And Fiscal Year-end Option Values

                                                Number of Securities
                        Shares                      Underlying               Value of Unexercised
                       Acquired     Value        Unexercised Options         In the Money Options
                      on Exercise  Realized     at Fiscal Year End (#)      at Fiscal Year End ($)
                          (#)        ($)      Exercisable/Unexercisable  Exercisable/Unexercisable (1)
                      -----------  --------   -------------------------  -----------------------------
Donald R. Muzyka.....      -          -             30,500/58,500                    - / -
T. Grant John........      -          -               - / 40,000                     - / -
Donald C. Darling....      -          -            15,417 / 28,583                   - / -
Robert F. Dropkin....      -          -            15,417 / 28,583                   - / -
David W. Ohl.........      -          -               - / 9,000                      - / -

-----------
(1)   Based on a closing stock price at December 31, 1999 of $3.19 per share.

Employment and Severance Agreements

        The Company has entered into employment agreements with Dr. Muzyka, Dr. John, Mr. Dropkin and Mr. Darling. Dr. John's employment contract calls for an initial three year term ending April 19, 2002 and shall automatically be renewed for successive one year terms unless either party notifies the other of its or his desire not to renew. The agreements provide for an annual salary which is subject to adjustment based on periodic performance review and for participation in employee benefit plans made available to salaried employees. The Compensation Committee has separately determined that Mr. Dropkin's salary shall be $185,000 in 2000 and $200,000 in 2001 and that his bonus shall be at least $15,000 in 2000. Dr. Muzyka's employment agreement also provides that he may participate in the Special Metals Corporation Supplemental Retirement Income Plan and that his rights and benefits under this plan shall fully vest upon a change of control of the Company. Dr. John's employment contract provides that he is eligible to receive 20,465 shares of restricted stock, one half of which will vest subject to continued employment on each of April 16, 2000, 2001 and 2002 in equal installments. Vesting of the other half is dependent upon the attainment of performance goals and vested with respect to 8,600 shares on April 16, 2000. Dr. John's employment agreement also provides for supplemental retirement benefits as described under "-- Supplemental Retirement Income Plans" below.

        Dr. Muzyka's employment agreement provides that he shall continue to receive his salary, bonus and other employee benefits for a period of 18 months following notice of termination other than for "cause" (as defined in the agreement). The Company may terminate Dr. Muzyka's employment for "cause" upon 30 days' written notice. The employment agreements with Messrs. Darling and Dropkin provide that their respective terms of employment shall continue for (i) 18 months following notice of termination from the Company other than for "cause"; (ii) 90 days following notice of termination by the employee (Mr. Dropkin has agreed with the Compensation Committee that he will provide 180 days notice to the Company if he decides to terminate his employment); (iii) six months following the employee's death or disability; or (iv) two months if the Company, in good faith and after advance written notice to the employee, determines that the employee has failed to adhere to the terms of his employment agreement or has engaged in conduct which would injure the reputation of the Company or otherwise materially adversely affect the Company's interest if the employee remained employed by the Company. In addition, in the event that Mr. Darling or Mr. Dropkin is terminated by the Company for reasons other than for "cause," for a period of 18 months after his employment terminates, the Company will continue to pay his salary and bonus and provide him with continued employee benefits. Dr. John's employment agreement provides that the Company may terminate his employment without notice for "cause" and that he may terminate his employment upon 90 days' notice. In either of these events, Dr. John will be entitled to receive salary and benefits that have vested through the date of termination. The Company may terminate Dr. John's employment without cause and Dr. John may terminate his employment for "good reason," in each case on 90 days' notice. In either of these events Dr. John will be entitled to continue to receive his salary until the later of the end of his employment term or one year from his termination date and his incentive compensation shall be accelerated to his termination date. In the event of Dr. John's death, disability or termination of employment by him upon a change of control, Dr. John shall be entitled to receive his salary and benefits through the termination date without any acceleration of benefits.

        Each of the employment agreements provides that the employee shall not engage in any business similar to the business carried on by the Company so long as the Company is obligated to pay the employee a salary or severance and that the Company will retain all rights to any inventions and innovations developed by the employee during his respective employment with the Company.

        In each of the employment and severance agreements described above, a "change of control" is defined to mean any transaction or series of related transactions which causes beneficial ownership or voting rights with respect to more than 50% of the capital stock or all or substantially all of the assets of the Company to be transferred, except for transactions within Aubert & Duval or between the shareholders of Aubert & Duval.

Salaried Employee Retirement Plans

        The Amended and Restated Pension Plan for Salaried Employees of Special Metals Corporation (the "Salaried Retirement Plan") covers full-time and part-time salaried employees of Special Metals and is intended to meet the requirements of section 401(a) of the Code. Generally, under the Salaried Retirement Plan participants with five years of service become entitled to receive a basic retirement benefit upon retirement at age 65. Benefits under the Salaried Retirement Plan are calculated using a career average benefit formula which has been updated, from time to time, to make adjustments for final average earnings. For participants who retire or terminate their employment after December 31, 1999, the retirement benefit equals the sum of: (i) 1.25% of final average earnings as of December 31, 1998 multiplied by years of service as of December 31, 1998; and (ii) 1.25% of each plan year's earnings after January 1, 1999. In calculating benefits, "final average earnings" is the average of the highest five consecutive years of earnings out of the last ten years, as of December 31, 1998.

        Earnings taken into account for calculating benefits under the plan include base salary, bonuses, profit sharing, overtime, commissions and deferrals made under certain plans maintained by the Company, including any Code section 401(k) savings plan or Code section 125 cafeteria plan, and are subject to limits imposed by the Code, including Code section 401(a)(17) (generally, limiting compensation to $150,000 per year, as indexed). Payments are made in the form of a joint and survivor annuity (for married employees) or single life annuity (for single employees), unless another form of benefit is elected by the participant in accordance with the terms of the plan. The plan contains provisions for early retirement benefits and supplements, special retirement benefits and supplements for termination due to a plant or department reorganization or closing, payments upon disability and spousal death benefits. The estimated annual benefit payable under the Salaried Retirement Plan at age 65 is $29,617, $10,542, $76,448 and $39,400 for each of Dr. Muzyka, Dr. John,
Mr. Darling and Mr. Dropkin, respectively, assuming annual salary increases of 5.0% and 3.0% annual increases in the compensation limit under Code Section 401(a)(17).

        The Retirement Plan of Inco Alloys International, Inc. Applicable to Non-Union Employees Paid in U.S. Dollars ("IAI Non-Union Plan") covers full-time and part-time non-union employees of Inco Alloys International's U.S. operations, and is intended to meet the requirements of Section 401(a) of the Code. Generally, under the IAI Non-Union Plan, participants with five years of service become entitled to receive a basic retirement benefit upon retirement at age 65. Benefits under the IAI Non-Union Plan are calculated using a final average benefit formula. For participants who retire or terminate their employment after December 31, 1999, their retirement benefit equals the greater of (A) the sum of (i) 1% of final average earnings not in excess of one-half of the Social Security wage base plus 1.5% of this final average earnings in excess of one-half of the Social Security wage base, times the participant's years of credited service, up to 35; and (ii) 1.5% of final average earnings for service over 35 years; and (B) $420 times years of credited service.

        Earnings taken into account for calculating benefits under the plan include base salary, and deferred compensation, including any Code Section 401(k) savings plan or Code Section 125 cafeteria plan, but excluding bonuses, overtime, or other extra or special compensation, and are subject to limits imposed by the Code, including Code Section 401(a)(17) (generally, limiting compensation to $150,000 year, as indexed). Payments are made in the form of a joint and survivor annuity (for married employees) or single life annuity (for single employees), unless another form of benefit is elected by the participant in accordance with the terms of the plan. The plan contains provisions for early retirement benefits and supplements, payments upon disability and spousal death benefits. The only Named Executive Officer for 1999 participating in the IAI Non-Union Plan is David W. Ohl. His annual benefit payable under the IAI Non-Union Plan at age 65 is $95,095 (Mr. Ohl was age 65 at December 31, 1999).

Supplemental Retirement Income Plans

        The Company has adopted the Special Metals Corporation Supplemental Retirement Income Plan (the "SRIP") which covers only Dr. Muzyka. The SRIP is intended to grant Dr. Muzyka supplemental retirement benefits equal to the difference between (i) the benefits that Dr. Muzyka would have received under his prior employer's pension plan had he remained at his prior employer until he was age 65, based on his "average compensation" (as defined in the SRIP) at Special Metals and (ii) his vested accrued benefits under the prior employer's pension plan and the Salaried Retirement Plan. Compensation for purposes of the SRIP includes bonus and profit sharing payments and amounts of income deferred under deferred compensation plans of the Company. Benefits under the SRIP will ratably vest over a 10-year period subject to immediate vesting upon a "change of control" of the Company (as defined in the SRIP) and special and accelerated vesting in the event of death, disability or other termination of employment. Based on Dr. Muzyka's compensation and years of service, he would be entitled to estimated annual benefits of $71,251 under the SRIP upon normal retirement at age 65.

        Under his employment agreement with the Company, Dr. John is also entitled to supplemental retirement benefits. Dr. John's supplemental benefit is the difference between his benefit under the Company's Salaried Retirement Plan based on actual years of service and the amount he would receive under that plan if his benefit were calculated using five years of service credit as of the end of his third year of actual employment and 12/3 years of service credit for each actual year of service after that. Based on Dr. John's compensation and years of service, he would be entitled to an estimated annual supplemental benefit of $7,028 upon normal retirement at age 65.

Equity Appreciation Rights Plan

        The Special Metals Corporation Equity Appreciation Rights Plan (the "Equity Rights Plan") provides for the grant of rights to receive cash payments based on the appreciation of the book value of the Company, as defined in the Equity Rights Plan ("Rights"). Each Right is based on the total book value of the Company at the date of grant, divided by 10,000,000 and appreciation is calculated using aggregate after-tax profits after the date of grant. Rights are generally exercisable from the fifth anniversary of the date of grant until the tenth anniversary of the date of grant, or earlier in the event of a "change of control" of the Company (as defined in the Equity Rights Plan), termination without "cause" (as defined in the Equity Rights Plan), retirement at age 65, death or disability. Rights are forfeited in the event the holder is terminated by the Company for cause. Dr. Muzyka was the only participant in the Equity Rights Plan. He has received 50,000 Rights, none of which were granted in the fiscal year ended December 31, 1999. Dr. Muzyka's rights under the plan became fully vested during 1999, at which time he exercised all of his rights under the plan and received a payout totaling $192,500.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors consists of Robert
D. Halverstadt, Chairman of the Board of Directors and Edouard Duval, a director of the Company. The Company has entered into or expects to enter into the following transactions with SIMA and its subsidiaries, including Aubert & Duval, and Mr. Halverstadt and Applied Innovative Management Engineering ("AIME"), a sole proprietorship of Mr. Halverstadt. Edouard Duval is a Directeur General of SIMA.

        Subordinated Loans. During 1999, the Company entered into a Subordinated Loan Agreement with SIMA, whereby SIMA agreed to provide up to $50 million of subordinated loans, including $20 million of term loans and up to an additional $30 million on a revolving basis. Amounts outstanding under the Subordinated Loan Agreement accrue interest at a rate per annum equal to LIBOR plus 1.0%. Accrued interest on both the term loan and revolving loan is paid in kind by addition to the principal of the term loan on a quarterly basis. This debt is unsecured and is subordinate to the Company's obligations under its credit agreement with a syndicate of banks. In addition, the Company's senior lenders have placed restrictions on the repayment of principal due under the subordinated loans. The amount outstanding at March 31, 2000 under the term loan portion was $20.3 million. The amount outstanding under the revolving loan portion at that date was $7.0 million.

        Technology Exchange Agreement. The Company and ERAMET are parties to a technical information exchange agreement (the "Technology Exchange Agreement"). During the term of the Technology Exchange Agreement, subject to certain exceptions, ERAMET, the Company and their respective subsidiaries are required, to the best of their ability and subject to government controls and other limitations imposed by preexisting agreements with third parties, to furnish all technical information pertaining to the manufacture of high temperature alloys and other alloys and materials, as may be needed and requested by the other to further develop and diversify its respective business. Under the agreement, ERAMET and the Company will periodically provide technical and manufacturing persons to consult and advise each other. A research committee established by the Company and ERAMET will direct joint research activities and the exchange of technical information. Neither party will receive compensation from the other for the information and assistance provided, and all information provided under the Technology Exchange Agreement shall be kept confidential by the recipient. The Technology Exchange Agreement will remain in effect until terminated by either party upon one year's advance written notice to the other party. Termination will not affect either party's right to continue to use information received from the other.

        Managerial Assistance Agreement. The Company and SIMA are parties to a managerial assistance agreement (the "Managerial Assistance Agreement"). The Managerial Assistance Agreement provides that SIMA will provide the Company with information and advice regarding the management of its existing business and the expansion of the Company's business into new products and markets. Under the terms of the Managerial Assistance Agreement, the Company (i) compensates SIMA for managerial assistance at a rate of $30,000 per month and (ii) reimburses SIMA for out-of-pocket telecommunication charges, travel costs and subsistence while traveling, to the extent that such expenses are reasonable and for the benefit of the Company. SIMA will provide the Company, within 30 days after the end of each month in which managerial assistance is provided, a written report fully detailing the managerial assistance furnished, including the assistance, advice and recommendations given and made. Payment to SIMA will be made within 30 days following receipt and acceptance by the Company of an invoice and appropriate expense documents. All payments are to be free of tax and charges of governments other than the government of France. The Managerial Assistance Agreement provides that SIMA may be requested to provide services beyond the scope or level previously provided by SIMA, whether in connection with potential acquisitions, financings or other matters involving the Company. In such event, SIMA shall be entitled to compensation in addition to the monthly fee referred to above, based on the time spent and other relative factors, as SIMA and the Company will mutually agree. The Managerial Assistance Agreement will remain in effect until terminated by either party upon 30 days' advance written notice to the other party. All information and advice provided by SIMA and all information provided to SIMA by the Company in connection with the Managerial Assistance Agreement will be kept confidential. The Company was charged $360,000 by SIMA pursuant to the Managerial Assistance Agreement in 1999.

        Encapsulating Services Agreement. The Company and Compagnie Industrielle Des Metaux Durs ("CIMD"), an indirect subsidiary of SIMA, are parties to an encapsulating services agreement (the "Encapsulating Services Agreement"). The Encapsulating Services Agreement provides that the Company will consign its encapsulating machine, capsules, dental alloy and mercury pillows to CIMD and purchase encapsulating services from CIMD. The Company will retain ownership of such materials at all times. CIMD will encapsulate the dental alloy and mercury pillows for resale by the Company and will ship the filled capsules directly to the Company's customers. The Company paid $30,305 to CIMD pursuant to the Encapsulating Services Agreement in 1999. The

Encapsulating Services Agreement has a term of five years or until terminated by either party in the event of the other party's material breach of the agreement. All confidential information provided to CIMD by the Company in connection with the Encapsulating Services Agreement will be kept confidential.

        Affiliate Sales. During 1999, the Company sold superalloy and special alloy products to affiliates of SIMA. The net revenues from such sales were $34.7 million. Management believes that the terms of such sales are no less favorable to the Company than the terms that it would have obtained in transactions with unaffiliated third parties. The Company may sell superalloy and special alloy products to affiliates of SIMA in the future.

        Raw Materials. In the past, from time to time, the Company and affiliates of SIMA have sold raw materials to each other. In 1999, raw materials purchases from SIMA and its affiliates totaled $2.7 million. Management believes that the terms of such sales are no less favorable to the Company than the terms that it would have obtained in transactions with unaffiliated third parties. The Company and SIMA expect that such sales may occur in the future.

        Insurance. The Company and Aubert & Duval, a subsidiary of SIMA, share common insurance coverage for aircraft/space liabilities, contingent liabilities and excess liabilities greater than $10 million but less than $50 million. The Company is charged a pro rata premium based on the net sales of the covered parties. The Company was charged $1.1 million for such premiums in 1999. The Company believes that the insurance coverage provided to it is more favorable than the insurance coverage that it could obtain as a stand-alone entity.

        Consulting Arrangements. The Company has regularly engaged Robert D. Halverstadt and AIME as consultants. In 1999, Mr. Halverstadt and AIME received an aggregate of approximately $196,000 in fees and expense reimbursements. The Company intends to continue to employ Mr. Halverstadt and AIME as consultants in the future.

REPORT OF COMPENSATION COMMITTEE

        The Report of the Compensation Committee of the Board of Directors and the Performance Graph following it shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or any filing under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

        The Committee advises the Board of Directors on compensation matters. Dr. Muzyka, President and Chief Executive Officer, attends meetings of the Committee and provides input on employee goals and objectives and participates in evaluations of employee performance. All determinations of the Committee are made by Messrs. Halverstadt and Duval. The Committee's policy is to review and establish executive compensation to ensure that base pay and incentive compensation are sufficient to attract and retain qualified executive officers, and to provide incentive systems reflecting both financial and operating performance as well as an alignment with shareholder interests. The Committee implements these principles through a combination of base salary, bonus and benefit programs, an annual incentive program and an equity based long-term incentive program.

Elements of Executive Compensation

        Base Pay. The Company seeks to provide compensation packages that it believes are competitive with other companies in order to attract and retain qualified executives. The Company has employment agreements or severance agreements with most of its executive officers. See "Executive Compensation--Employment and Severance Agreements." In 1997, the Company retained an independent outside consulting firm to prepare a report which compared the base salary and benefits programs of the Company to those of peer companies ("Report"). The Committee utilized the Report and input from Dr. Muzyka and his staff to adjust the Company's executive base compensation to remain consistent with competitive levels. Following the Company's acquisition of the Inco Alloys International operations ("IAI") from Inco, Ltd., the Compensation Committee began a new review process to consider the compensation of the Company's executive officers compared to executives of IAI and to other companies comparable to the Company after the acquisition. As a result of this evaluation, the Compensation Committee increased Dr. Muzyka's and Mr. Darling's base salary effective December 1, 1998 and determined minimum salary and bonus levels through 2001 for Mr. Dropkin. The Company has undertaken a new study and it expects to use the results of that study to make changes to salary compensation that will become effective at the end of 2000. See "Executive Compensation--Employment and Severance Agreements."

        Annual Incentive Program. The Company has established an incentive compensation program based on the financial performance of the Company and on performance goals determined in conjunction with the Company's executives. The Company's incentive compensation program ties one half of an executive's bonus to overall Company financial performance and one half to objectives tailored to the individual executive's position. Individual objectives are developed for each executive at the beginning of the year by the Committee with the participation and input of the particular executive, the executive's supervisor and the Company's President and Chief Executive Officer. In developing these objectives, the Committee seeks to establish functional standards that are as specific and measurable as possible. At the end of the year, an executive's performance is evaluated by the executive's supervisor against these functional standards using a scoring system to determine the extent to which an executive's objectives have been met. An executive's bonus is then determined by the Committee using a formula which utilizes the executive's performance score and is weighted by the executive's position grade. An additional component of bonus compensation may be awarded at the Committee's discretion for outstanding performance. Due to the financial performance of the Company none of the Named Executive Officers received compensation under this program for 1999. Dr. Muzyka, Mr. Darling and Mr. Dropkin were eligible for a profit sharing payment related to the performance of the Company's Premium Alloys Division, which consists of the Company's business conducted prior to the Inco Alloys International Acquisition. Of the Named Executive Officers, Dr. Muzyka and Mr. Dropkin have elected to defer receipt of their amounts until the Company returns to profitability or they retire.

        Long-Term Stock Incentive Program. In January 1997 the Company adopted the Special Metals Corporation 1997 Long-Term Stock Incentive Plan ("Stock Incentive Plan") in which officers, other key employees and directors of the Company are eligible to participate. Awards may be made in the form of stock options, stock appreciation rights, restricted stock, performance awards and other stock based awards. In 1999 the Company awarded options to purchase a total of 344,100 shares of common stock to its executive officers, directors and other employees, of which 87,000 were awarded to the Named Executive Officers. These options vest in equal portions on each of the first three anniversaries of the date of grant. In addition, in April 1999 the Company awarded 20,465 shares of restricted stock to T. Grant John in connection with the commencement of his employment. One-half of Dr. John's restricted stock vests over a three year period starting in 2000 and the other half vests based upon the achievement of performance goals. Awards under the Stock Incentive Plan are approved by the Company's Board of Directors with the advice of the Committee. Each option awarded to date has an exercise price equal to the fair market value of the Common Stock on the date each option was granted. The Committee believes that providing Company's executives with stock-based compensation will help link executive compensation to the creation of stockholder value. Decisions regarding the number of options granted to a particular executive were based on the executive's current performance as well as the expected impact of stock-based compensation on the executive's future performance.

Chief Executive Officer Compensation

        The Committee uses the same policies with respect to the compensation of all of its executives, including Dr. Muzyka, the Company's Chief Executive Officer. The individual objectives used in determining Dr. Muzyka's bonus for 1999 included operational and strategic goals such as safety, customer satisfaction, cost reduction, implementation of a new business information system and successful handling of the year 2000 transition. Dr. Muzyka is the sole participant in the Company's Equity Appreciation Rights Plan and the Company's Supplemental Retirement Income Plan. These two plans were established specifically for Dr. Muzyka and were designed to compensate Dr. Muzyka for similar long term and retirement compensation that he forfeited when he left his former employer to join Special Metals in 1990. See "Executive Compensation--Equity Appreciation Rights Plan" and "--Supplemental Retirement Income Plan."

                                    Compensation Committee

                                    Edouard Duval
                                    Robert D. Halverstadt

PERFORMANCE GRAPH

        The following graph and table compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on February 26, 1997 (the date of the Company's initial public offering) in each of
(i) the Company's Common Stock; (ii) the NASDAQ Composite Index; and (iii) an index (the "Peer Group Index") of companies that are engaged in the manufacture of specialty metals. The companies in the Peer Group Index are: Allegheny Technologies, Inc. (formerly Allegheny Teledyne Inc.); Carpenter Technology Corporation; Doncasters plc; Precision Castparts Corp.; RTI International Metals Inc. (formerly RMI Titanium Company); SIFCO Industries, Inc.; SPS Technologies, Inc.; Titanium Metals Corporation; and Wyman-Gordon Company. Oregon Metallurgical Corporation, which was included in the Peer Group Index included in the Proxy Statement relating to the Company's 1998 Annual Meeting, was merged into Allegheny Teledyne Inc. effective March 25, 1998 and is therefore no longer separately included in the Peer Group Index. Wyman-Gordon Company was acquired by Precision Castparts Corp. in November 1999 and its value as of December 31, 1999 in the Peer Group Index is the value of the consideration received by a Wyman-Gordon stockholder in the acquisition. In November 1999, Allegheny Teledyne Inc. underwent a recapitalization which included it spinning off two of its businesses into separate publicly traded companies. The value of Allegheny Technologies as of December 31, 1999 in the Peer Group Index reflects the value of the securities to which a former Allegheny Teledyne stockholder is entitled as of December 31, 1999.

              COMPARISON OF CUMULATIVE RETURN AMONG SPECIAL METALS
            CORPORATION, NASDAQ COMPOSITE INDEX AND PEER GROUP INDEX

                                [GRAPHIC OMITTED]

                                   2/26/97     12/31/97    12/31/98    12/31/99
                                 ----------- ----------- ----------- -----------
Special Metals Corporation            100.00      106.67       52.96       18.89
NASDAQ Composite Index                100.00      117.14      163.57      303.56
Peer Group Index                      100.00      108.11       80.36       51.29

CERTAIN TRANSACTIONS

Transactions with SIMA, LWH and AMI

        The Company and the Principal Stockholders have from time to time entered into various business transactions and agreements, and the Company and the Principal Stockholders may from time to time enter into additional transactions and agreements in the future. The following is a summary of certain agreements and transactions between the Company and the Principal Stockholders.

        Transactions with SIMA. The Company is party and may, in the future, become a party to transactions with SIMA, of which Edouard Duval, a director of the Company, is a Directeur General and ERAMET, SIMA's parent. See "Executive Compensation--Compensation Committee Interlocks and Insider Participation--Subordinated Loans" "--Technology Exchange Agreement," "--Managerial Assistance Agreement," "--Encapsulating Services Agreement," "--Affiliate Sales," "--Raw Materials" and "--Insurance."

        Registration Rights. Under a registration rights agreement (the "Registration Rights Agreement") among the Company and the Principal Stockholders, the Company has granted the Principal Stockholders the right to require, subject to the terms and conditions set forth therein, the Company to register shares of Common Stock held by the Principal Stockholders (the "Registrable Securities") for sale in accordance with their intended method of disposition thereof (a "demand registration"). The holders of a majority of the Registrable Securities may request one demand registration per year (except in certain circumstances). In addition, so long as any Principal Stockholder continues to hold at least 5% of the outstanding Common Stock, such Principal Stockholder shall also have the right to request one demand registration. The Principal Stockholders may not require more than one demand registration each year. Additionally, the Company has granted to each Principal Stockholder the right, subject to certain exceptions, to participate in registrations of Common Stock initiated by the Company on its own behalf or on behalf of its stockholders (a "piggyback registration").

        The Registration Rights Agreement provides that to the extent not inconsistent with applicable law, each holder of Registrable Securities will not effect any public sale or distribution of any Registrable Securities of the Company, or any securities convertible into or exchangeable or exercisable for such Registrable Securities, during the seven days prior to and the 90 days after any registration relating to such Registrable Securities has become effective, except as part of such registration, if requested by the Company or the managing underwriter or underwriters of such offering. In addition, the Company has agreed not to effect any public sale or distribution of its Registrable Securities or securities convertible into or exchangeable or exercisable for any of such Registrable Securities during the seven days prior to and the 90 days after any registration relating to such Registrable Securities has become effective, except as part of such registration and except pursuant to registrations relating to employee benefit plans and certain other offerings.

        The Company is required to pay expenses (other than underwriting discounts and commissions) incurred by the Principal Stockholders in connection with the demand and piggyback registrations. Subject to certain limitations specified in the Registration Rights Agreement, the Principal Stockholders' registration rights are assignable to third parties. The Registration Rights Agreement contains indemnification and contribution provisions by the Company for the benefit of the Principal Stockholders and their respective permitted assigns and their related persons. Each Principal Stockholder's rights under the Registration Rights Agreement will terminate if such Principal Stockholder ceases to own at least 5% of the outstanding Common Stock.

Transactions with Inco and TFMC

        On October 28, 1998, the Company acquired the Inco Alloys International high performance nickel alloys business unit of Inco and entered into a non-competition agreement with Inco. The aggregate consideration paid to Inco included 340,000 shares of Convertible Preferred Stock having an aggregate liquidation value of $17 million. The Convertible Preferred Stock was issued pursuant to an Investment Agreement between the Company and Inco (as amended, the "Inco Investment Agreement"). The Company financed the cash portion of the consideration with funds drawn under the Company's bank credit facility (the "Credit Facility") and with proceeds from the issuance to TFMC of 1,600,000 shares of Convertible Preferred Stock having an aggregate liquidation value of $80 million, pursuant to an Investment Agreement between the Company and TFMC (the "TFMC Investment Agreement" and, together with the Inco Investment Agreement, the "Investment Agreements"). Inco and TFMC are referred to collectively as the "Investors."

        Terms of the Convertible Preferred Stock

        Conversion and Redemption. The shares of Convertible Preferred Stock owned by TFMC are convertible into 4,848,484 shares of Common Stock, representing 23.9% of the outstanding Common Stock following such conversion. The shares of Convertible Preferred Stock owned by Inco are convertible into 1,030,303 shares of Common Stock, representing 6.2% of the outstanding Common Stock following such conversion. The shares of Common Stock issuable to Inco and TFMC upon such conversions are referred to as "Conversion Shares."

        At any time after October 28, 2001 and prior to conversion, the Company has the option under the Certificate of Designations relating to the Convertible Preferred Stock (the "Certificate of Designations") to redeem the outstanding Convertible Preferred Stock, at decreasing redemption prices, starting at 103.975% if the shares are redeemed after October 28, 2001. In addition, the Convertible Preferred Stock is mandatorily redeemable on or after April 28, 2006 and prior to conversion at a redemption price per share equal to 100% of the liquidation amount thereof, plus all accumulated and unpaid dividends, if any, to the redemption date.

        The holders of Convertible Preferred Stock have the right to request the Company to repurchase their shares upon the occurrence of a "change of control" of the Company (as such term is defined in the Investment Agreements), subject to the terms of the Credit Facility.

        Board Representation. Pursuant to the TFMC Investment Agreement, TFMC has the right to designate one director to be appointed to the Board of Directors of the Company for so long as it owns securities representing at least 10% of the outstanding voting securities of the Company, subject to adjustments if the size of the Board of Directors is increased. Pursuant to such agreement, Mr. Andrew R. Dixey has served on the Board of Directors since 1998 and Mr. J. Landis Martin has been nominated for election at the Annual Meeting.

        Dividends. The holders of outstanding Convertible Preferred Stock are entitled to receive cumulative cash dividends, when and as declared by the Board of Directors, at a rate of 6.625% (subject to adjustment as set forth in the Certificate of Designations) of the liquidation amount of each share of Convertible Preferred Stock. The Company has the right at any time to defer payment of accumulated dividends on the Convertible Preferred Stock (an "Extension Period"). During any such Extension Period, dividends as well as additional dividends on any accumulated and unpaid dividends will accrue at the rate of 6.625% per annum. If the Company defers payment of accumulated dividends for more than six quarters, then the Investors will be entitled to designate at least two directors to the Board of Directors of the Company in addition to the director already designated by TFMC.

        Registration Rights. In connection with the TFMC Investment Agreement, the Company and TFMC entered into a Registration Rights Agreement (the "TFMC Registration Rights Agreement") which provides TFMC and any subsequent transferees of TFMC's shares of Convertible Preferred Stock and/or Conversion Shares with demand and piggyback registration rights for its shares of Convertible Preferred Stock and the Conversion Shares issuable upon conversion thereof. Demand registration rights may be exercised by the holder(s) of a majority of the Convertible Preferred Stock or Conversion Shares issued upon conversion of such Convertible Preferred Stock at any time after October 28, 2000 (the second anniversary of the date of original issuance of the Convertible Preferred Stock). Demand registration rights may also be exercised after October 28, 2000 by TFMC alone so long as (i) TFMC holds Convertible Preferred Stock and/or Conversion Shares representing more than 5% of the outstanding Common Stock (assuming any shares of Convertible Preferred Stock held by TFMC have been converted into Common Stock) or (ii) TFMC's request for registration covers all shares of Convertible Preferred Stock and Conversion Shares issued upon conversion thereof then held by TFMC. Pursuant to the provisions of the TFMC Investment Agreement and the TFMC Registration Rights Agreement, the Company will have a prior right of first refusal and additional purchase rights with respect to the shares of Convertible Preferred Stock or the Conversion Shares that are proposed to be registered.

        The Company has the right to reject (i) requests for more than two demand registrations, (ii) a request for a registration within the 12 month period immediately after a registration statement filed by the Company pursuant to the TFMC Registration Rights Agreement becomes effective or a registration statement filed by the Company regarding an offering of Common Stock (other than with respect to an employee benefit plan) where the holders of Convertible Preferred Stock or Conversion Shares elect not to exercise their piggyback registration rights, or (iii) a request for a registration with an aggregate offering price of less than $15 million.

        Pursuant to the TFMC Registration Rights Agreement, TFMC and any subsequent transferees of TFMC's shares of Convertible Preferred Stock or Conversion Shares may also exercise piggyback registration rights in connection with registrations by the Company of Common Stock other than registrations in connection with the exercise of exclusive demand rights under the existing registration rights agreement between the Company and the Principal Stockholders, employee benefit plans and mergers or similar transactions.

        In connection with the Inco Investment Agreement, the Company and Inco entered into a Registration Rights Agreement (the "Inco Registration Rights Agreement") which provides that Inco and any subsequent transferee of Inco's shares of Convertible Preferred Stock or Conversion Shares may also exercise piggyback registration rights with limitations that are similar to those applicable under the TFMC Registration Rights Agreement. However, the exercise by Inco or its transferees of their piggyback registration rights under the Inco Registration Rights Agreement is subordinated to TFMC's or its transferees' piggyback registration rights under the TFMC Registration Rights Agreement.

        Standstill and Top-Up Rights. Pursuant to standstill provisions of the TFMC Investment Agreement, TFMC, TMC and their affiliates may not acquire beneficial ownership of additional securities of the Company, enter into a business combination with the Company, enter into voting arrangements with respect to securities of the Company, solicit proxies or otherwise seek to influence or control the management or policies of the Company, participate in a "group" (within the meaning of Section 13 (d)(3) of the Exchange Act) with respect to any voting securities of the Company, act alone or in concert with others to seek to control or influence the management, board of directors or policies of the Company, disclose any intention, plan or arrangement inconsistent with the foregoing, or assist, advise, participate with or encourage any person to do the foregoing. The Company is similarly restricted with respect to TMC. These standstill provisions remain in effect until the earlier of (a) one year after TFMC ceases to own Common Stock and/or Convertible Preferred Stock or other voting securities of the Company which together represent more than 5% of the outstanding voting securities of the Company, (b) the Company enters into an agreement (or announces an intention to enter into an agreement) regarding a change of control of the Company and (c) the occurrence of a change of control of the Company. However, the TFMC Investment Agreement provides that if, following an issuance of voting securities by the Company, other than pursuant to the Inco Investment Agreement, the voting securities beneficially owned by TFMC represent less than 20% of the outstanding voting securities of the Company, then TFMC may make purchases of equity securities of the Company to restore its beneficial ownership to 20% of the outstanding voting securities of the Company.

        Transfer Restrictions of Preferred Stock. Pursuant to the Investment Agreements, the Investors will be able to dispose of their Convertible Preferred Stock only (i) to subsidiaries, (ii) following October 28, 2000 (the second anniversary of the issue date), in a public offering, or (iii) following the earlier of October 28, 2001 (the third anniversary of the issue date) and a "change of control" (as defined in the Investment Agreements), except that, in the case of dispositions pursuant to (ii) and (iii) above, the Investors may not sell to any person who is a significant competitor of the Company, engaged in material litigation against the Company or who, after acquiring such interest in Convertible Preferred Stock, would beneficially own voting securities representing more than 10% of the outstanding voting securities of the Company. The Company has a right of first refusal with respect to dispositions made pursuant to (ii) and (iii) above and additional rights of first refusal with respect to dispositions made pursuant to (ii) above under the TFMC Registration Rights Agreement and the Inco Registration Rights Agreement (together, the "Registration Rights Agreements"), if in connection with a registered offering pursuant to the Registration Rights Agreements, the offering price of the securities registered is less than 95% of the original price indicated by the holders of the securities as an acceptable sale price at the time they exercised their demand or piggyback registration rights.

Consulting Arrangements

        The Company has regularly engaged Robert D. Halverstadt, Chairman of the Board of Directors, and AIME, a sole proprietorship of Mr. Halverstadt, as consultants. See "Executive Compensation--Compensation Committee Interlocks and Insider Participation--Consulting Arrangements."

        The Company also has consulting agreements with Mr. Treuille, a member of the Board of Directors, for financial services advice and Dr. Decker, a member of the Board of Directors, for technical advice. During 1999, the fees paid and expenses reimbursed to each of Mr. Treuille and Dr. Decker under such consulting agreements did not exceed $10,000.

Product Purchases

        During 1999, the Company's revenue from sales to TMC were approximately $57,000. During 1999, Thixomat Inc., purchased alloy products from the Company for an aggregate of approximately $40,000 and conducted a joint development project with the Company regarding one of the Company's alloys. Dr. Decker, a director of the Company, is the Chairman and a minority stockholder of Thixomat Inc. Management believes that the terms of such purchases and sales are no less favorable to the Company than the terms that it would have obtained in transactions with unaffiliated third parties.

                   AMENDMENT TO LONG-TERM STOCK INCENTIVE PLAN

        The Company has adopted an amendment (the "Amendment") to the 1997 Long-Term Stock Incentive Plan (the "Stock Incentive Plan"), effective on May 19, 2000, subject to stockholder approval. The Amendment increases by 1,250,000 (from 800,000 to 2,050,000) the maximum number of shares of the Company's Common Stock from which awards may be made. This amendment to the Stock Incentive Plan is being submitted to shareholders in view of the Company's desire that options granted under the Stock Incentive Plan will qualify as "performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Approval of the amendment by stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof.

Description of Stock Incentive Plan, as Amended

        Purpose. The purposes of the Stock Incentive Plan are to promote the interests of the Company by (i) attracting and retaining qualified key officers, directors and other employees of the Company and its subsidiaries, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. The approximate number of persons participating in the Stock Incentive Plan is 900.

        Administration. The Stock Incentive Plan may be administered by the Board of Directors of the Company or by a committee comprised of Directors who are "Non-Employee directors" (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and "outside directors" (within the meaning of section 162(m) of the Code.) The Board of Directors or such committee is referred to as the "Stock Plan Committee."

        Eligibility. Any officer, employee, or director (including any prospective officer, employee or director) of the Company or any of its subsidiaries shall be eligible to be designated as a participant under the Stock Incentive Plan. The Stock Plan Committee has the sole and complete authority to determine the participants to whom awards shall be granted under the Stock Incentive Plan.

        Number of Shares Authorized. Subject to antidilution provisions for stock splits, stock dividends and other corporate events, the Stock Incentive Plan authorizes the grant of awards to participants with respect to a maximum of 2,050,000 shares (increased from 800,000 shares by the proposed amendment) of the Company's Common Stock ("Shares"), which awards may be made in the form of
(i) nonqualified stock options ("NSOs"); (ii) stock options intended to qualify as incentive stock options under section 422 of the Code ("ISOs"); (iii) stock appreciation rights ("SARs"); (iv) restricted stock and/or restricted stock units; (v) performance awards and (vi) other stock based awards; provided that the maximum number of shares that may be awarded to any participant in any fiscal year in the form of stock options and SARs may not exceed 100,000 and the maximum number of Shares which may be paid to any participant in connection with certain awards designated as "performance compensation awards" for purposes of
Section 162(m) of the Code in respect of a single performance period shall be 100,000 shares. If, after the effective date of the Stock Incentive Plan, any Shares covered by an award granted under the Stock Incentive

Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such award shall again be, or shall become, Shares with respect to which awards may be granted under the Stock Incentive Plan. As of April 3, 2000, the closing price of one Share on the Nasdaq National Market was $2.75.

        Terms and Conditions of Awards. Awards of options, SARs, restricted stock units, performance awards and other stock based awards (collectively "Awards") granted under the Stock Incentive Plan shall be subject to such terms, including exercise price, circumstances of forfeiture and conditions and timing of exercise (if applicable), as may be determined by the Stock Plan Committee. Stock options that are intended to qualify as ISOs will be subject to terms and conditions that comply with such rules as may be prescribed by section 422 of the Code. Payment in respect of the exercise of an option granted under the Stock Incentive Plan may be made in cash, or its equivalent, or (i) by exchanging Shares owned by the optionee which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months or (ii) if there is a public market for the Shares through delivery of irrevocable instructions to a broker to sell the Shares and deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of such Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate exercise price of the options.

        Change of Control and Reorganization Events. In the event of a "change of control" of the Company (as defined in the Stock Incentive Plan), any outstanding Awards then held by Participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such change of control.

        Amendment and Termination. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Stock Incentive Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement; and provided further that no such amendment may materially and adversely affect any participant in the Stock Incentive Plan without such participant's consent.

        Federal Income Tax Consequences.

        The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the Stock Incentive Plan. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations. Moreover, the federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. For these reasons, participants are urged to consult their own tax advisors with respect to the consequences of their participation in the Plan.

        NSOs. No income will be realized by an optionee upon grant of an NSO. Upon exercise of an NSO, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code of compensation paid to executives designated in those sections. The optionee's tax basis in the underlying Shares acquired by exercise of an NSO will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the Shares received by the optionee upon exercise of the NSO, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for Shares acquired pursuant to the exercise of an NSO will begin on the date of exercise of such option.

        Pursuant to currently applicable rules under section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to section 83(b) of the Code to be taxed on the date of exercise. Under current rules promulgated under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company's Board of Directors (or a committee composed solely of two or more non-employee Directors) or (ii) approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

        ISOs. The Code requires that, for ISO treatment, Shares acquired through exercise of an ISO cannot be disposed of before two years from the date of grant of the option and one year from the date of exercise. ISO holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an "item of tax preference" which may give rise to "alternative minimum tax" liability for the taxable year in which the exercise occurs at the time of exercise. If the optionee does not dispose of the Shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option. If, within two years following the date of grant or within one year following the date of exercise, the holder of Shares acquired through the exercise of an ISO disposes of such Shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections.

        The payment by an optionee of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired Shares to the Company, and Shares received by the optionee, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to the Company and will have a holding period that includes the holding period of the Shares surrendered. The value of Shares received by the optionee in excess of the number of Shares surrendered to the Company will be taxable to the optionee. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

        Restricted Stock. Generally, a grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within 30 days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

        Generally, upon a sale or other dispositions of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

        SARs. The grant of a SAR will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right, the grantee generally will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

        Performance Awards. Generally, the grant of performance awards has no federal income tax consequences at the time of grant. Rather, at the time the shares are no longer subject to a substantial risk of forfeiture, as defined in the Code, the holder will recognize ordinary income in an amount equal to the fair market value of such shares. A holder may, however, elect to be taxed at the time of the grant in accordance with Section 83(b) of the Code. The Company generally will be entitled to a deduction at the time and in the amount that the holder recognizes ordinary income.

        Change of Control Payments. If any payments under the Plan are "contingent on a change of control" within the meaning of Code section 280G (which could include, for example and without limitation, the accelerated vesting of stock options upon a change of control), then the Company may be denied an income tax deduction for all or a portion of such payments, and the recipient thereof may be subject to a 20% excise tax in addition to income tax otherwise imposed.

        Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the common stock at the time of grant, and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The Stock Incentive Plan is intended to satisfy these requirements with respect to grants of options to Stock Incentive covered employees.

        New Plan Benefits

        No Awards from the Shares added by the amendment have yet been made.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE AMENDMENTS TO THE 1997 LONG-TERM STOCK INCENTIVE PLAN. UNLESS OTHERWISE INSTRUCTED, SIGNED PROXIES THAT ARE RETURNED IN A TIMELY MANNER WILL BE VOTED IN FAVOR OF SUCH APPROVAL.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected the firm of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000. Ratification of such appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000. UNLESS OTHERWISE INSTRUCTED, SIGNED PROXIES THAT ARE RETURNED IN A TIMELY MANNER WILL BE VOTED IN FAVOR OF SUCH APPOINTMENT.

                                 OTHER BUSINESS

        As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matter as recommended by the Board of Directors.

                                  ANNUAL REPORT

        AN ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, IS BEING CONCURRENTLY DISTRIBUTED TO STOCKHOLDERS OF RECORD AS OF THE RECORD DATE.

                              STOCKHOLDER PROPOSALS

        Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual stockholder meetings. Such proposals must be received by the Company no later than December 26, 2000, to be considered for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders.

        If a stockholder of the Corporation wishes to present a proposal before the 2001 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Corporation's proxy statement and proxy card, such stockholder must also give written notice to the Company. The Company's By-laws provide that to be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting.

                                OTHER INFORMATION

        The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company.

                             By order of the Board of Directors,

                             Robert F. Dropkin
                             Secretary
New Hartford, New York
April 26, 2000

                                                                      APPENDIX A

                           SPECIAL METALS CORPORATION
            4317 Middle Settlement Road New Hartford, New York 13413

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- May 19, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Special Metals Corporation (the "Company") hereby appoints Robert D. Halverstadt and Donald C. Darling, and each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders of the Company to be held on, May 19, 2000, at 11:00 a.m., at the Radisson Hotel- Utica Centre, 200 Genesee Street, Utica, NY 13502 and at any adjournments thereof, upon the following matters:

1. Proposal to elect as directors of the Company the following persons, to hold office for a term of three years expiring at the annual meeting to be held in 2003.

     FOR the nominees listed below (except as marked to the contrary below) [ ] WITHHOLD AUTHORITY to vote for all the nominees listed below [ ]

Nominees:  Edouard Duval, J. Landis Martin and Donald R. Muzyka.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, please cross out that nominee's name.)

2.   Proposal to amend the Company's 1997 Long-Term Stock Incentive Plan.

     FOR  [ ]
     AGAINST  [ ]
     WITHHOLD AUTHORITY to vote on Proposal 2  [ ]

3. Proposal to ratify the appointment of Ernst & Young LLP as independent accountants for the Company for the fiscal year ended December 31, 2000.

     FOR  [ ]
     AGAINST  [ ]
     WITHHOLD AUTHORITY to vote on Proposal 3  [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please check here if you plan to attend the meeting [ ]

                           (Please Sign on Other Side)

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

 ..................... ................................. Dated............., 2000
     Signature            Signature if Held Jointly

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

     Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                      APPENDIX B

                           SPECIAL METALS CORPORATION

                       1997 LONG-TERM STOCK INCENTIVE PLAN
                                  (As amended)

     SECTION 1. Purpose. The purposes of this Special Metals Corporation 1997 Long-Term Stock Incentive Plan are to promote the interests of Special Metals Corporation and its stockholders by (i) attracting and retaining qualified officers and employees and directors of the Company and its Subsidiaries, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award.

     "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) any person or group is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board; provided that in no event shall the first initial public offering of the Company's equity securities pursuant to an effective registration statement under the Securities Act of 1933 be deemed to constitute a Change of Control. Notwithstanding the foregoing, a "Change of Control" shall not include any acquisition of voting securities or assets of the Company by Societe Industrielle Materiaux Avance, LWH Holding S.A., Advanced Materials Investments Holding S.A. or any of their respective affiliates or stockholders.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean (i) a committee of the Board designated by the Board to administer the Plan and composed of not less two directors, each of whom is intended to be a "Non-Employee Director" (within the meaning of Rule 16b-3) and an "outside director" (within the meaning of Code section 162(m)) to the extent Rule 16b-3 and Code section 162(m), respectively, are applicable to the Company and to Awards issued under the Plan or (ii) if at any time such a committee has not been so designated by the Board, the Board.

     "Company" shall mean Special Metals Corporation, a Delaware corporation, together with any successor thereto.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the closing price of the Shares on the principal national securities exchange on which the Shares are listed at the time (or if there have been no sales on such exchange on such day, the average of the highest bid and lowest asked prices on such exchange at the end of such day), or (ii) if the Shares are not listed on a national securities exchange at the time, the sale price of the Shares reported on the NASDAQ National Market as of 4:00 p.m., New York time, on such day (or if there is no reported sale price of the Shares on the NASDAQ National Market on such day, the average of the representative bid and asked prices quoted on the NASDAQ National Market as of 4:00 p.m., New York time, on such day), or (iii) if the

Shares are not reported on the NASDAQ National Market at the time, the averages of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, on such day, or (iv) if the Shares are not quoted on the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization. If the Shares are not listed on any national securities exchange or quoted on the NASDAQ National Market, in the NASDAQ System or in the over-the-counter market, the fair market value of the Shares as determined in good faith by the Committee.

     "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Negative Discretion" shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 11(d)(vi) of the Plan.

     "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     "Other Stock-Based Award" shall mean any right granted under Section 10 of the Plan.

     "Participant" shall mean any officer or other employee or director of the Company or its Subsidiaries eligible for an Award under Section 5 and selected by the Committee to receive an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 9 of the Plan.

     "Performance Compensation Award" shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

     "Performance Criteria" shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Subsidiary, Affiliate, division or operational unit of the Company) and shall be limited to the following: Return on net assets, return on shareholders' equity, return on assets, return on capital, shareholder returns, earnings per share, net earnings, operating earnings, price per share, cash flow, margin, cost reductions, meeting of budget amount or project deadline, sales and market share. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

     "Performance Formula" shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

     "Performance Goals" shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

     "Performance Period" shall mean the one or more periods of time (of at least one year in duration) as the Committee may select, over which the attainment of one or more

Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan" shall mean this Special Metals Corporation 1997 Long-Term Stock Incentive Plan.

     "Restricted Stock" shall mean any Share granted under Section 8 of the Plan.

     "Restricted Stock Unit" shall mean any unit granted under Section 8 of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

     "Shares" shall mean the common shares of the Company, $.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

     "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

     "Subsidiary" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee

     "Substitute Awards" shall have the meaning specified in Section 4(c).

     SECTION 3. Administration. (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (subject to Section 162(m) of the Code with respect to Performance Compensation Awards); (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

     (c) The mere fact that a Committee member shall fail to qualify as a "Non-Employee Director" or "outside director" within the meaning of Rule 16b-3 and Code section 162(m), respectively, shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan.

     (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

     (e) With respect to any Performance Compensation Award granted to a Participant under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

     SECTION 4. Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 2,050,000; the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Participant in any fiscal year shall be 100,000 and the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as "Performance Compensation Awards" in respect of a single Performance Period shall be 100,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Award shall, to the maximum extent permitted under Section 162(m) of the Code, again be, or shall become, Shares with respect to which Awards may be granted hereunder.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted,
(ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award; provided, in each case, that no such adjustment shall be authorized to the extent that such authority or adjustment would cause an Award designated by the Committee as a Performance Compensation Award under Section 11 of the Plan or an Option or Stock Appreciation Right with an exercise price or grant price, as applicable, equal to the Fair Market Value per Share to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

     (c) Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines ("Substitute Awards"). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

     (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     SECTION 5. Eligibility. Any officer or other employee or director of the Company or any of its Subsidiaries (including any prospective officer, employee or director) shall be eligible to be designated a Participant.

     SECTION 6. Stock Options.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Qualified Stock Options.

     (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement.

     (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Options with an exercise price equal to the Fair Market Value per Share as of the date of grant are intended to qualify as "performance-based compensation" under Section 162(m) of the Code. In the sole discretion of the Committee, Options may be granted with an exercise price that is less than the Fair Market Value per Share and such Options may, but need not, be intended to qualify as "performance-based compensation" in accordance with Section 11 hereof.

     (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or
(i) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least 6 months) or (ii) in the event there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell such shares and deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

     SECTION 7. Stock Appreciation Rights.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof; provided, however that no Stock Appreciation Right shall be exercisable earlier than six months after the date of grant. Stock Appreciation Rights with a grant price equal to the Fair Market Value per Share as of the date of grant are intended to qualify as "performance-based compensation" under Section 162(m) of the Code. In the sole discretion of the Committee, Stock Appreciation Rights may be granted with a grant price that is less than the Fair Market Value per Share and such Stock Appreciation Rights may, but need not, be intended to qualify as "performance-based compensation" in accordance with Section 11 hereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

     (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee
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                                                                              39

shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

     (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     SECTION 8. Restricted Stock and Restricted Stock Units.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

     (b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

     (c) Payment. Each Restricted Stock Unit shall have a value equal to the
Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.
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                                                                              40

     SECTION 9. Performance Awards.

     (a) Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a "Performance Award," which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

     (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

     (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     SECTION 10. Other Stock-Based Awards.

     (a) General. The Committee shall have authority to grant to Participants an "Other Stock-Based Award," which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

     (b) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this
Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     SECTION 11. Performance Compensation Awards.

     (a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to the Fair Market Value per Share on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code. Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to the Fair Market Value per Share on the date of grant shall not be subject to this Section 11 and notwithstanding any provision of the Plan to the contrary, the Committee may not exercise Negative Discretion with respect to any such Award.

     (b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive a Performance Compensation Award for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive a Performance Compensation Award for a particular Performance Period shall not require designation of such Participant as eligible to receive a Performance Compensation Award in any subsequent Performance Period and designation of one Participant as eligible to receive a Performance Compensation Award shall not require designation of any other Participant as eligible to receive a Performance Compensation Award in such period or in any other period.

     (c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

     (d) Payment of Performance Compensation Awards

                      (i) Condition to Receipt of Payment. Unless otherwise provided in the relevant Award, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

                      (ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Award has been earned for the Performance Period.

                      (iii) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

                      (iv) Negative Discretion In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgement, such reduction or elimination is appropriate.

                      (v) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11.

                      (vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 100,000 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

     SECTION 12. Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 162(m) of the Code (provided that the Company is subject to the requirements of Section 162 of the Code as of the date of such action); provided further that no such amendment, alteration, suspension, discontinuation or termination which impairs the rights of any Person with respect to any Award theretofore granted shall to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Person with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority or adjustment would cause an Award designated by the Committee as a Performance Compensation Award under Section 11 of the Plan to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

     SECTION 13. Change of Control.

     In the event of a Change of Control after the date of the adoption of this Plan, any outstanding Awards then held by Participants or their permitted transferees which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control.

     SECTION 14. General Provisions.

     (a) Nontransferability.

                      (i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative.

                      (ii) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                      (iii) Notwithstanding the foregoing, the Committee may provide, in an applicable Award Agreement or at any time after the grant of an Award, that an Award may be transferred without consideration by the Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to (i) the Participant's spouse, children or grandchildren (collectively, the "Immediate Family"); (ii) a trust solely for the benefit of the Participant or his or her Immediate Family; or (iii) a partnership or limited liability company whose only partners or shareholders are one or more of the Participant and his or her Immediate Family members (each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a "Permitted Transferee"); provided that Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan. The terms of the Plan and the Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee (including the Permitted Transferee's beneficiary, executor or administrator) except that (a) Permitted Transferees shall not be entitled to transfer the Award, other than by will or the laws of descent and distribution; and (b) Permitted Transferees shall not be entitled to exercise all or any portion of Award so transferred unless there shall be in effect a registration statement on an appropriate form covering the shares, if any, to be acquired pursuant to the exercise the Award if the Committee determines that such a registration statement is necessary or appropriate.

     (b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

     (c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

     (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

     (k) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

     (l) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (m) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

     (n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     SECTION 15. Cancellation of Awards. Notwithstanding any other provision of the Plan to the contrary and unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, deferred or unexercised portion of an Award (whether or not vested) at any time if the Participant is not in compliance with the following conditions:

     (a) Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company (such organization is referred to herein as a "competing organization"). For a Participant whose employment has terminated, the judgment of the Committee shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the competing organization or business, the extent of past, current and potential competition or conflict between the Company and the competing organization or business, the effect on the Company's customers, suppliers and competitors of the Participant's assuming the post- employment position, the guidelines established in any then current employment policies of the Company and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant shall be free, however, to (i) purchase as an investment or otherwise, stock or other securities of such competing organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than 5 percent equity interest in the competing organization or business and (ii) serve as a director of a competing organization if such service is approved by the Committee.

     (b) Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

     (c) Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries.

     (d) Participant shall comply with the terms and conditions of any other written agreement between the Company and the Participant relating to non-competition, confidentiality, intellectual property and non-solicitation.

     (e) Upon exercise, payment or delivery of an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b), (c) or (d) above prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise. Within 90 days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

     SECTION 16. Term of the Plan.

     (a) Effective Date. The Plan shall be effective as of the date of its approval by the shareholders of the Company.

     (b) Expiration Date. No Award shall be granted under the Plan after December 31, 2007. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after December 31, 2007.